EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2012-C4 (the Transaction), issued pursuant to the Pooling and Servicing Agreement dated as of March 1, 2012 (the Pooling and Servicing Agreement), executed in connection with the Transaction.

  Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

  I, Steven Stern, the senior officer in charge of securitization of the Depositor, hereby certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Capital I Trust 2012-C4 (the "Exchange Act Periodic Reports");

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of America, National Association as Master Servicer, Berkadia
    Commercial Mortgage LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association as Special Servicer, Pacific Life Insurance Company as Trust Advisor, Wells Fargo Bank, N.A. as Certificate Administrator and Wells Fargo Bank, N.A. as Custodian.

    Dated:   March 28, 2013


    /s/ Steven Stern
    Signature

    President
    (senior officer in charge of securitization of the depositor)